Exhibit 99.3

Contacts:
Dennis Meulemans	Scott Brittain
Chief Financial Officer	Corporate Communications, Inc.
Addus HomeCare	(615) 324-7308
(630) 296-3400	scott.brittain@cci-ir.com
dmeulemans@addus.com

ADDUS HOMECARE ANNOUNCES FIRST QUARTER 2015 RESULTS

● Net service revenues increase 14.3% to $81.9 million

● Adjusted earnings per diluted share totals $0.24; net income per diluted share totals $0.19

● Adjusted EBITDA grows 21.3% to $5.4 million

● Announces purchase agreement for entry into New York market

● Hires Don Klink as Chief Financial Officer

Downers Grove, Illinois (April 30, 2015) – Addus HomeCare Corporation (NASDAQ: ADUS), a comprehensive provider of home and community-based services that are primarily provided in the home and focused on the dual eligible population, today announced its financial results for the first quarter ended March 31, 2015.

For the quarter, net service revenues increased 14.3% to $81.9 million from $71.7 million for the first quarter of 2014. Net income was $2.2 million, or $0.19 per diluted share, for the first quarter of 2015 compared with $2.4 million, or $0.21 per diluted share, for the prior-year first quarter. Adjusted earnings per diluted share increased 14.3% to $0.24 for the first quarter of 2015 from $0.21 for the first quarter of 2014. Adjusted earnings per diluted share for the first quarter of 2015 exclude acquisition-related transaction expenses of $0.02, incremental costs associated with Sarbanes-Oxley (“SOX”) Section 404 compliance efforts of $0.02 and the $0.01 impact of higher than expected taxes due to the suspension of Worker Opportunity Tax Credits for 2015, which Addus expects will be renewed. Adjusted EBITDA increased 21.3% to $5.4 million in the first quarter of 2015 compared to $4.5 million for the same period in 2014. (See page 7 for a reconciliation of all non-GAAP and GAAP financial measures.)

“We are pleased to report solid first quarter financial results and a new purchase agreement for an acquisition that, once consummated, will provide Addus entry into the large managed care market in New York,” commented Mark Heaney, President and Chief Executive Officer of Addus HomeCare. “Our financial results were driven by continued double-digit growth in our average billable census, which increased 11.9% for the quarter. This growth was the primary contributor to a 6.9% increase in same store revenue. We continued to produce good organic growth during the quarter with our traditional payers. Although the operational complexities involved in the transition of dual eligibles to MCOs again slowed the pace of referrals in Illinois, MCO revenue rose to 18.3% of total Addus revenue, from 15.4% for the fourth quarter of 2014 and 4.4% for the first quarter last year.

“While we do not control the pace of the transition of our client populations to MCOs across our markets, we continue to work with them to improve the healthcare of the dual eligible population

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ADUS Reports First Quarter 2015 Results

April 30, 2015

with a corresponding lower cost of care. We are very excited to have recently entered into project engagements with MCOs in three states to assist these MCOs with, among other things, locating and engaging new members and providing initial health risk assessments (HRAs) for their dual eligible beneficiaries. These MCOs recognize that Addus’ widely distributed workforce of nearly 19,000 home care personnel offers an experienced team well positioned locally to locate members and provide HRAs for this population.

“In addition to our efforts to drive organic growth, we continue to position Addus for future growth through our acquisition strategy. Following our first quarter acquisition of Priority Home Health Care in Ohio, this week we announced signing a definitive agreement to purchase South Shore Home Health Services, Inc., a New York state-licensed home care services agency primarily providing personal care services and headquartered on Long Island, New York. New York has been a leader in working with MCOs to better coordinate services for the state’s dual eligible and Medicaid populations, and assuming consummation of this transaction, we will be entering this market with a strong, high quality home care provider.”

South Shore currently serves Suffolk, Nassau, Queens and Westchester counties. For 2014, South Shore produced revenue of approximately $47 million. Addus expects that, assuming satisfaction of all closing conditions (as to which no assurances can be made), including customary closing conditions for a transaction of this type (including New York regulatory approval), the purchase of South Shore is expected to be completed before year end or in early 2016 and that the purchase will be accretive to the Company’s 2016 financial results.

Addus had $7.4 million in cash at the end of the first quarter of 2015, no bank debt and $40 million of availability under its revolving credit facility. Net cash used by operating activities was $0.9 million for the first quarter of 2015 compared with net cash provided by operating activities of $2.7 million for the first quarter of 2014.

Hires Don Klink as CFO

Heaney continued, “After a thorough search process, I am pleased to announce that Don Klink will be joining Addus as Chief Financial Officer effective May 11, 2015. Don brings over 30 years of in-depth financial experience to Addus from his work at both public and private companies. He has extensive experience with implementing, refining and managing the full range of financial functions required of publicly held companies. In addition, through his experience with operations, business development, IT, risk management and human resources, he has a keen understanding of the strategic and tactical needs of companies driving growth through organic expansion and acquisition. We welcome Don to Addus, and we are confident of his ability to contribute to our long-term growth.”

Mr. Klink has over 30 years of in-depth financial experience from his work at both public and private companies. From October 2013 through April 2015, he provided various senior financial consulting services, including assignments through Tatum US, a management consulting firm. From 2009 to 2013, Mr. Klink worked at Hudson Global, Inc., a public talent solutions company, as the Americas CFO and General Manager of Financial Solutions. Prior to that, he held financial positions of increasing responsibility, including 10 years at publicly held Helene Curtis Industries, Inc. and Unilever P.L.C. after its acquisition of Helene Curtis Industries, Inc., where he, in addition to other positions, served as VP and Controller of a major business unit. Mr. Klink received his MBA from the University of Chicago and is a licensed CPA.

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ADUS Reports First Quarter 2015 Results

April 30, 2015

Non-GAAP Financial Measures

The information provided in this release includes adjusted diluted earnings per share from continuing operations and adjusted EBITDA, which are non-GAAP financial measures. The Company defines adjusted diluted earnings per share as diluted earnings per share, adjusted for M&A expenses, incremental SOX 404 compliance expense and tax benefit from worker opportunity tax credits. The Company defines adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expense and stock-based compensation expense. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted diluted earnings per share to diluted earnings per share and a reconciliation of adjusted EBITDA to net income, in each case, the most directly comparable GAAP measure. Management believes that adjusted diluted earnings per share and adjusted EBITDA are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call to discuss its results for the first quarter today beginning at 5:00 p.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 26364827. A telephonic replay of the conference call will be available through midnight on May 14, 2015, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 26364827.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the consummation of acquisitions, anticipated transition to managed care providers, expected benefits and costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care

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ADUS Reports First Quarter 2015 Results

April 30, 2015

organizations, changes in tax rates, the impact of adverse weather, and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2015, which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. (Unaudited tables and notes follow).

About Addus

Addus is a comprehensive provider of home and community-based services that are primarily provided in the home and focused on the dual eligible population. Addus’ services include personal care and assistance with activities of daily living, and adult day care. Addus’ consumers are individuals who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. For more information, please visit www.addus.com.

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ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income and Cash Flow Information

(amounts and shares in thousands, except per share data)

Income Statement Information:	For the Three Months Ended March 31,
	2015	2014

Net service revenues	$81,915	$71,683
Cost of service revenues	59,989	53,015

Gross profit	21,926	18,668
	26.8%	26.0%
General and administrative expenses	17,153	14,403
Depreciation and amortization	1,146	495

Total operating expenses	18,299	14,898

Operating income	3,627	3,770

Total interest expense, net	173	154

Income before taxes	3,454	3,616
Income tax expense	1,292	1,262

Net income	$2,162	$2,354

Net income per share:
Basic	$0.20	$0.22

Diluted	$0.19	$0.21

Weighted average number of common shares outstanding:
Basic	10,947	10,850

Diluted	11,162	11,110

Cash Flow Information:	For the Three Months Ended March 31,
	2015	2014

Net cash (used in) provided by operating activities	$(904)	$2,670
Net cash (used in) by investing activities	(4,981)	(1,484)
Net cash (used in) provided by financing activities	(82)	214

Net change in cash	(5,967)	1,400
Cash at the beginning of the period	13,363	15,965

Cash at the end of the period	$7,396	$17,365

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	March 31,
	2015	2014

Assets

Current assets
Cash	$7,396	$16,965
Accounts receivable, net	74,370	59,042
Prepaid expenses and other current assets	6,158	4,795
Deferred tax assets	8,508	8,326

Total current assets	96,432	89,128

Property and equipment, net	8,075	3,897

Other assets
Goodwill	66,088	59,986
Intangible assets, net	11,540	8,538
Investment in joint venture	900	900
Other assets	255	93

Total other assets	78,783	69,517

Total assets	$183,290	$162,542

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$2,995	$3,715
Current portion of capital lease obligations	993	—
Current portion of contingent earn-out obligation	1,000	—
Accrued expenses	38,295	38,834
Deferred revenue	—	5

Total current liabilities	43,283	42,554

Long-term liabilities
Deferred tax liabilities	5,845	3,441
Capital lease obligations, less current portion	2,425	—
Contingent earn-out obligation, less current portion	1,120	—

Total long-term liabilities	9,390	3,441

Total liabilities	52,673	45,995

Total stockholders’ equity	130,617	116,547

Total liabilities and stockholders’ equity	$183,290	$162,542

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended March 31,
	2015	2014
General:

Adjusted EBITDA (in thousands) (1)	$5,400	$4,453
States served at period end	22	23
Locations at period end	132	128
Employees at period end	18,844	16,648

Home & Community

Average billable census - same store	31,102	29,497
Average billable census - acquisitions	1,908	—
Average billable census total	33,010	29,497
Billable hours (in thousands)	4,754	4,236
Average billable hours per census per month	48.0	47.9
Billable hours per business day	75,468	67,243
Revenues per billable hour	$17.23	$16.92

Percentage of Revenues by Payor:

State, local and other governmental programs	77.7%	91.0%
Managed Care	18.3	4.4
Commercial	0.9	1.1
Private duty	3.1%	3.5%

(1)	We define Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expenses and stock-based compensation expense. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

Adjusted EBITDA (1) (Unaudited)	For the Three Months Ended March 31,
	2015	2014

Reconciliation of Adjusted EBITDA to Net Income:

Net income	2,162	$2,354

Interest expense, net	173	154
Income tax expense	1,292	1,262
Depreciation and amortization	1,146	495
M&A expenses	291	65
Stock-based compensation expense	336	123

Adjusted EBITDA	$5,400	$4,453

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (2)

Diluted earnings per share	$0.19	$0.21

M&A expenses	0.02	—
Incremental SOX 404 compliance expense	0.02	—
Tax benefit from worker opportunity tax credits	0.01	—

Adjusted diluted earnings per share from continuing operations	$0.24	$0.21

(1)	We define Adjusted EBITDA as earnings before interest expense, taxes, depreciation, amortization, M&A expenses and stock-based compensation expense. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	We define Adjusted diluted earnings per share as diluted earnings per share, adjusted for M&A expenses, incremental SOX 404 compliance expense and tax benefit from worker opportunity tax credits. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.